As filed with the Securities and Exchange Commission on November 2, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1359191
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
420 Third Avenue
Gallipolis, OH 45631
(740) 446-2631
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Jeffrey E. Smith
President and Chief Executive Officer
Ohio Valley Banc Corp.
420 Third Avenue
Gallipolis, OH 45631
(740) 446-2631
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
copies to
Jason L. Hodges
Vorys, Sater, Seymour and Pease LLP
Suite 2000, Atrium Two
221 E. Fourth Street
Cincinnati, OH 45202
(513) 723-4009
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:     ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:     ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:     ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:     ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
	Amount	Proposed maximum	maximum	Amount of
Title of each class of securities to	to be	offering price	aggregate	registration
be registered	registered (1)	per unit (2)	offering price (2)	fee (3)
Common shares, without par value	—	—	—	—
Warrants to purchase common shares, without par value	—	—	—	—
Total	$35,000,000		$35,000,000	$1,953

(1)	There are being registered under this Registration Statement such indeterminate number of common shares and such indeterminate number of warrants to purchase common shares as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $35,000,000. The securities registered hereunder also include such indeterminate number of common shares as may be issued upon exercise of the warrants registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum offering price per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
See Index to Exhibits beginning on page II-11 of this Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 2, 2009
PROSPECTUS
Ohio Valley Banc Corp.
$35,000,000
Common Shares
Warrants to Purchase Common Shares

     This prospectus relates to common shares and warrants to purchase common shares that we may sell from time to time in one or more offerings up to a total dollar amount of $35,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.
     Our common shares are traded on the NASDAQ Global Market under the symbol “OVBC.” On October 30, 2009, the last reported sale price for our common shares was $22.15 per share.
     These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “PLAN OF DISTRIBUTION” in this prospectus for more information. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves a high degree of risk. See “RISK FACTORS” beginning on page 2.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY OTHER GOVERNMENTAL OR REGULATORY AGENCY OR INSTRUMENTALITY.

The date of this prospectus is            , 20

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $35,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” carefully before making an investment decision.
     You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
     You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or on the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.
     All references to “we,” “us,” and the “Company” mean Ohio Valley Banc Corp., including its subsidiaries, except where it is clear that the term refers only to Ohio Valley Banc Corp.
ABOUT OHIO VALLEY BANC CORP.
     We are an Ohio corporation registered as a financial holding company pursuant to the Bank Holding Company Act of 1956, as amended. Our principal activity is owning and operating our wholly-owned subsidiaries, The Ohio Valley Bank Company, an Ohio state-chartered bank, Loan Central, Inc., a consumer finance company, and Ohio Valley Financial Services Agency, LLC, a life insurance agency. We also own two wholly-owned subsidiary trusts formed solely to issue trust preferred securities and own a minority equity interest in ProAlliance Corp., an insurance company. Our principal executive offices are located at 420 Third Avenue, Gallipolis, Ohio 45631. Our telephone number is (740) 446-2631. Additional information concerning us and our business activities is contained in the documents incorporated by reference into this prospectus. We maintain a corporate website at www.obvc.com, although the content of our website is not a part of this prospectus and should not be relied upon with respect to this offering.
RISK FACTORS
     Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K. Each of these documents is on file with the SEC and is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any applicable prospectus supplement. The risks and uncertainties we have incorporated by reference are not the only ones facing our Company and relating to our securities. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
     This prospectus and the documents incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements reflect our expectations, estimates or projections concerning future results or events. These statements are generally identified by the use of forward-looking words or phrases such as “believe,” “strategy,” “expect,” “anticipate,” “may,” “could,” “intend,” “appear,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by the forward-looking statements. We cannot assure you that any of our expectations, estimates or projections will be achieved and you should not place undue reliance on forward-looking statements.
     The risk factors incorporated by reference above under the heading “RISK FACTORS” could affect future results, causing our results to differ materially from those expressed in our forward-looking statements. The forward-looking statements included or incorporated by reference in this prospectus are only made as of the date of this prospectus or the respective document incorporated by reference herein, as applicable, and we do not assume any obligation to publicly update any forward-looking statements made by us. See the information under the heading “WHERE YOU CAN FIND MORE INFORMATION.”
     Numerous factors could cause our actual operating results or financial condition to differ materially from those expressed or implied by forward-looking statements, including, without limitation:
•	Difficult conditions in the financial markets may adversely affect our business and results of operations.

•	Federal and state governments could adopt laws responsive to the current credit conditions that would adversely affect our ability to collect on loans.

•	FDIC insurance premiums may increase materially.

•	Concern of customers over deposit insurance may cause a decrease in deposits.

•	Changes in interest rates could have a material adverse effect on our financial condition and results of operations.

•	Changes in economic and political conditions could adversely affect our earnings, as our borrowers’ ability to repay loans and the value of the collateral securing our loans decline.

•	Recent developments in the residential mortgage and related markets and the economy may adversely affect our business.

•	We operate in an extremely competitive market, and our business will suffer if we are unable to compete effectively.

•	Unfavorable local economic conditions could significantly affect our profitability.

•	Our small to medium-sized business target market may have fewer financial resources to weather a downturn in the economy.

•	If our actual loan losses exceed our allowance for loan losses, our net income will decrease.

•	We depend upon the accuracy and completeness of information about customers and counterparties, which might be misleading.

•	Our earnings are significantly affected by the fiscal and monetary policies of the U.S. Government and its agencies, sometimes adversely.

•	Legislative or regulatory changes or actions, or significant litigation, could adversely impact us or the businesses in which we are engaged.

•	If we foreclose on collateral property and own the underlying real estate, we may be subject to the increased costs associated with the ownership of real property, resulting in reduced revenues.

•	Environmental liability associated with commercial lending could have a material adverse effect on our business, financial condition and results of operations.

•	Our business strategy includes growth plans. Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

•	Our ability to pay cash dividends is limited, and we may be unable to pay cash dividends in the future even if we would like to do so.

•	The loss of key members of our senior management team could adversely affect our business.

•	Loss of key employees may disrupt relationships with certain customers.

•	Consumers may decide not to use banks to complete their financial transactions.

•	Management’s accounting policies and methods are the basis of how we report our financial condition and results of operations, and these policies may require management to make estimates about matters that are inherently uncertain.

•	A limited trading market exists for our common shares, which could lead to price volatility.

•	Unauthorized disclosure of sensitive or confidential client or customer information, whether through a breach of our computer systems or otherwise, could severely harm our business.

•	Our organizational documents may have the effect of discouraging a third party from acquiring us by means of a tender offer, proxy contest or otherwise.
     The list of factors above is illustrative, but by no means exhaustive. Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results and financial condition, and the factors we have identified could affect us to a greater extent than we currently anticipate. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus and attributable to us or any person acting on our behalf are qualified by these cautionary statements.
USE OF PROCEEDS
     We currently intend to use the net proceeds we receive from the sale of the securities to further bolster our capital ratios, support our growth and better position us for strategic business opportunities. We may also use the proceeds for general corporate purposes and may contribute some portion of the proceeds in the form of capital to our subsidiaries, including The Ohio Valley Bank Company, which may use any such amounts for general corporate purposes, including the origination of loans and the purchase of investment securities, making capital expenditures, funding general and administrative expenses and any other purpose that we may specify in any prospectus supplement. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Our plans to use the estimated net proceeds from the sale of the securities may change, and if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER
     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize the material terms and provisions of the types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
     We may sell from time to time, in one or more offerings:
•	common shares; and

•	warrants to purchase common shares.
     In this prospectus, we refer to the common shares and warrants to purchase common shares collectively as “securities.” The total dollar amount of all securities that we may issue will not exceed $35,000,000.
     This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
DESCRIPTION OF COMMON SHARES
     The following is a description of the material terms and provisions of our common shares. It is a summary only and is subject to applicable provisions of the Ohio General Corporation Law and to our Amended Articles of Incorporation, or “articles,” and our Code of Regulations, or “regulations.” You should refer to, and read this summary together with, our articles and regulations to review all of the terms of our common shares.
General
     We are an Ohio corporation. Under our articles, we have authority to issue 10,000,000 common shares, each without par value. We do not have any authorized preferred shares.
     As of October 30, 2009, there were 3,983,009 common shares issued and outstanding and 659,739 common shares held in treasury. As of October 30, 2009, we did not have outstanding any stock options or other equity-based awards.
Voting; Dividends; Other Rights
     Holders of our common shares are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. There is no cumulative voting in the election of directors. Accordingly, the holders of a majority of our outstanding common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Holders of our common shares are entitled to receive dividends ratably when, as, and if declared by the board of directors out of funds legally available for the payment of dividends. Upon our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets remaining after payment of liabilities. Holders of our common shares have no preemptive rights and have no rights to convert their common shares into any other securities. There are no redemption or sinking fund provisions applicable to our common shares. Our outstanding common shares are, and any common shares sold pursuant to this prospectus and any applicable prospectus supplement will be, when issued, validly authorized and issued, fully paid and nonassessable.
     We have the right, but not the obligation, to repurchase our common shares from our shareholders; however, we are not permitted to repurchase our common shares if, after the repurchase, we would be insolvent or our assets would be less than our liabilities plus our stated capital.

Transfer Agent
     We serve as the transfer agent and registrar for our common shares. You may reach our stock transfer department at our main office located at 420 Third Avenue, Gallipolis, Ohio 45631. The telephone number for our stock transfer department is (740) 446-2631, extension 365.
Listing
     Our common shares are listed on the NASDAQ Global Market under the symbol “OVBC.”
DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of our common shares. Warrants may be issued independently or together with common shares, and the warrants may be attached to or separate from our common shares. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
     We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate therein by reference from another report that we file with the SEC, the form of warrant agreement (including the form of warrant certificate) that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:
•	the title of the warrants;

•	the offering price and aggregate number of warrants offered;

•	the date on and after which the warrants and the related common shares will be separately transferable;

•	the number of common shares purchasable upon the exercise of one warrant and the related exercise price;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	any provisions for changes to or adjustments in the exercise price or number of common shares issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

     Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the common shares purchasable upon the exercise of the warrants and will not be entitled to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting or any other rights as shareholders of the Company.
     Each warrant will entitle its holder to purchase for cash at the exercise price set forth in the applicable prospectus supplement the principal amount of common shares being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.
     Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the common shares purchasable upon the exercise. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of warrants may surrender securities as all or part of the exercise price for the warrants.
ANTI-TAKEOVER EFFECTS OF OHIO LAW, ARTICLES AND REGULATIONS
Ohio Anti-Takeover Laws
     The Ohio Revised Code contains provisions that could discourage potential takeover attempts and make attempts by shareholders to change our management more difficult. These provisions could also adversely affect the market price of our securities.
     Limited Shareholder Action by Written Consent
     Section 1701.54 of the Ohio General Corporation Law requires that an action by written consent of our shareholders without a meeting be unanimous except that, pursuant to Section 1701.11, our regulations may be amended by an action by written consent of holders of shares entitling them to exercise two-thirds of our voting power or, if our articles or regulations otherwise provide, such greater or lesser amount, but not less than a majority. Our articles and regulations do not alter the two-thirds requirement. These limitations on shareholder written consents may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider to be in its best interest.
     Control Share Acquisition Act
     Section 1701.831 of the Ohio General Corporation Law, known as the Control Share Acquisition Act, provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of our common shares that would entitle the acquirer to exercise or direct voting power in an election our directors within any of the following ranges:
•	one-fifth or more but less than one-third of such voting power;

•	one-third or more but less than a majority of such voting power; or

•	a majority or more of such voting power.
     A corporation may opt out of the application of the Control Share Acquisition Act in its articles of incorporation or code of regulations. We have not opted out.

     Anti-Greenmail Statute
     Pursuant to applicable provisions of Chapter 1707 of the Ohio Revised Code, known as the Anti-Greenmail Statute, we may recover profits that a shareholder makes from the sale of our securities within 18 months after making a proposal to acquire control of us or publicly disclosing the possibility of a proposal to acquire control. We may not, however, recover from a person who proves either: (1) that the person’s sole purpose in making the proposal was to succeed in acquiring control of us and there were reasonable grounds to believe that the person would acquire control of us; or (2) that the person’s purpose was not to increase any profit or decrease any loss in our securities. Also, before we may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of us if we refuse to bring an action to recover these profits. The party bringing such an action may recover his attorneys’ fees if the court having jurisdiction over such action orders recovery of any profits.
     The Anti-Greenmail Statute does not apply if a corporation opts out of its application in its articles of incorporation or code of regulations so provide. We have not opted out.
Anti-Takeover Provisions of Our Articles and Regulations
     Our articles and regulations contain certain provisions which may be deemed to have anti-takeover effects. The following summary is not complete and is qualified in its entirety by reference to our articles and regulations, which are filed as exhibits to the registration statement of which this prospectus is a part.
     Supermajority Voting Provisions
     Unless at least two-thirds of the whole authorized number of directors recommend their approval, the following actions require the affirmative vote of the holders of 80% of our voting power: (a) amendments of our articles or adoption of amended articles; (b) amendment of our regulations or adoption of new regulations; (c) a merger or consolidation of us with or into another corporation; (d) a combination or majority share acquisition involving the issuance of our shares and requiring shareholder approval; (e) a sale, lease or exchange of all or substantially all of our assets; (f) our dissolution; or (g) a proposal to fix or change the number of our directors by action of the shareholders. If these actions are approved by two-thirds of the whole authorized number of our directors, then such actions must be approved by shareholders holding only a majority of the voting power.
     Transactions with Certain Shareholders
     Unless minimum price requirements are complied with and a proxy statement is submitted to our shareholders for the purpose of soliciting shareholder approval of the transaction, our articles require the affirmative vote of 80% of our outstanding common shares (and in certain circumstances, a higher percentage) for approval of mergers, business combinations and other similar transactions with holders of shares representing at least 20% of the voting power of our Company entitled to vote in the election of directors. Additionally, the provision of our articles containing this requirement may not be amended or repealed without the affirmative vote of our shareholders discussed in the preceding sentence.
     Classified Board of Directors
     Our regulations classify the board of directors into three classes serving staggered three-year terms, and our articles eliminate cumulative voting for directors.
     Shareholder Nominations
     Pursuant to our regulations, shareholder nominations for directors must be made in writing and delivered or mailed to our executive offices not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if we give less than 21 days’ notice of the meeting to our shareholders, the nomination must be mailed or delivered not later than the close of business on the seventh day after the day on which we mailed the notice. Each nomination must contain the following information to the extent known by the nominating shareholder: (a) the name and address of each nominee; (b) the principal occupation of each nominee; (c) the total number of our common shares that will be voted for each nominee; (d) the name and residence address of the nominating shareholder; (e) the number of our common shares owned by the nominating shareholder; and (f) any other information required to be disclosed with respect to the nominee under the SEC’s proxy rules.
     Removal of Directors
     Our articles provide that directors may be removed only by the affirmative vote of the holders of 80% of the voting power at an election of directors, and only for cause.
PLAN OF DISTRIBUTION
     We may sell the common shares being offered by this prospectus in any one or more of the following ways from time to time:
•	to or through underwriters;

•	through dealers or agents;

•	directly to investors in negotiated sales or in competitively bid transactions; or

•	through any other methods described in a prospectus supplement.
     The applicable prospectus supplement will describe the specific plan of distribution and the terms of the offering, including:
•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts, selling commissions, agency fees or other items constituting underwriters’, dealers’ or agents’ compensation;

•	any public offering price;

•	any delayed delivery arrangements;

•	any securities exchange or market on which the securities will be listed;

•	any over-allotment options under which underwriters may purchase additional securities from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers or agents.
     Underwriters
     The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased.
     The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of the offered securities for whom they act as agent. Underwriters may sell the offered securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     One or more remarketing firms may also offer or sell the securities, if the applicable prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
     Dealers
     If we use dealers in a sale, unless we inform you otherwise in a prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices that they determine at the time of resale.
     Agents
     If we use agents in a sale, unless we inform you otherwise in a prospectus supplement, the agents will act on a best efforts basis to solicit purchases for the period of their appointment.
     Direct Sales
     We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the securities.
     Delayed Delivery Contracts
     We may authorize underwriters, dealers or agents to solicit offers by institutions to purchase securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts that provide for payment and delivery on a specified date in the future. If we use delayed delivery contracts, the prospectus supplement will disclose such use and describe the conditions to which the delayed delivery contracts will be subject and the commissions payable for the solicitation of the delayed delivery contracts.
     Indemnification
     Underwriters, dealers and agents who participate in the distribution of our securities may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution.
     Market Making, Stabilization and Other Transactions
     In order to facilitate an offering of securities, persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. These may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Such activities may cause the price of the securities to be higher than it would be in the absence of the transactions. Such activities, if commenced, may be discontinued at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

     Relationships With the Company
     Some of the underwriters, dealers or agents, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates, in the ordinary course of business.
     FINRA
     In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.
LEGAL MATTERS
     Unless otherwise indicated in the applicable prospectus supplement, the legality of the securities offered hereby will be passed upon for us by the law firm of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters, dealers or agents by their counsel.
EXPERTS
     The audited consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as stated in its reports thereon, which are incorporated herein by reference. Such consolidated financial statements are included in reliance upon the reports of such firm given upon its authority as an expert in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other documents with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the operation of the Public Reference Room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov. The SEC’s Internet site contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC.
     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common shares, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.
     Our Internet address is www.ovbc.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The information on our Internet website is not incorporated by reference in this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus information contained in other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information.
     Except as noted below, we incorporate by reference the following documents that we have filed with the SEC and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009;

•	Current Reports on Form 8-K filed on January 21, 2009 and June 29, 2009; and

•	The description of our common shares set forth in the Form S-4 Registration Statement (File No. 333-63925) filed with the SEC on September 22, 1998, as amended by the Post-Effective Amendment No. 1 to Form S-4 Registration Statement filed with the SEC on October 15, 1998, or contained in any subsequent amendment or report filed with the SEC for the purpose of updating such description.
     We will provide any of the above documents (including any exhibits that are specifically incorporated by reference into such documents) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request these documents at no cost. Written or telephone requests should be directed to:
Ohio Valley Banc Corp.
420 Third Avenue
Gallipolis, Ohio 45631
Attn: Larry E. Miller, II, Secretary
Phone: (740) 446-2631, ext. 286

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The expenses payable by us in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the SEC registration fee and FINRA fee are estimated):

SEC registration fee	$1,953
FINRA fee	$4,000
Legal fees and expenses	$30,000
Accounting fees and expenses	$50,000
Printing fees and expenses	$2,000
Transfer agent fees and expenses	$—
Miscellaneous expenses	$2,047

Total expenses	$90,000
Item 15. Indemnification of Directors and Officers.
     Ohio Revised Code
     Division (E) of Section 1701.13 of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Division (E) of Section 1701.13 provides:
     (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

     (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
     (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code.
     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:
     (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
     (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
     (c) By the shareholders;
     (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
     Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
     (5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:
     (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

     (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
     (b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.
     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).
     (9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.
     Code of Regulations
     Article Five of our Code of Regulations governs indemnification and insurance by Ohio Valley Banc Corp. and provides as follow:
     Section 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
     Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding: (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Gallia County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.
     Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.
     Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Gallia County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Gallia County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

     Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:
     (A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or
     (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Gallia County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.
     Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     Section 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     Section 5.08. Certain Definitions. For purposes of this Article Five, and as examples and not by way of limitation:
     (A) A person claiming indemnification under this Article 5 shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and
     (B) References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” within the meaning of that term as used in this Article Five.
     Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Gallia County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Gallia County, Ohio in any such action, suit or proceeding.
     Insurance
     In addition, Ohio Valley Banc Corp. provides insurance coverage to its directors and officers against certain liabilities which might be incurred by them in such capacity.
Item 16. Exhibits.
     The exhibits filed or incorporated by reference into this Registration Statement are listed in the Index to Exhibits, which appears on page II-11.
Item 17. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) If the Registrant is relying on Rule 430B:
     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gallipolis, State of Ohio, on November 2, 2009.

OHIO VALLEY BANC CORP.
By:	/s/ Jeffrey E. Smith
Jeffrey E. Smith
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey E. Smith	President and Chief Executive Officer and	November 2, 2009
Jeffrey E. Smith	Director (Principal Executive Officer)

/s/ Scott W. Shockey	Vice President and Chief Financial Officer	November 2, 2009
Scott W. Shockey	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lannes C. Williamson*	Director	November 2, 2009
Lannes C. Williamson

/s/ Anna P. Barnitz*	Director	November 2, 2009
Anna P. Barnitz

/s/ Brent A. Saunders*	Director	November 2, 2009
Brent A. Saunders

/s/ David W. Thomas*	Director	November 2, 2009
David W. Thomas

/s/ Roger D. Williams*	Director	November 2, 2009
Roger D. Williams

/s/ Steven B. Chapman*	Director	November 2, 2009
Steven B. Chapman

Signature	Title	Date

/s/ Harold A. Howe*	Director	November 2, 2009
Harold A. Howe

/s/ Thomas E. Wiseman*	Director	November 2, 2009
Thomas E. Wiseman

/s/ Robert E. Daniel*	Director	November 2, 2009
Robert E. Daniel

*By:	/s/ Jeffrey E. Smith
Jeffrey E. Smith, as attorney-in-fact

INDEX TO EXHIBITS

Exhibit
No.	Description	Location

1.1	Form of Underwriting Agreement	To the extent applicable, to be filed by an amendment to this registration statement or incorporated herein by reference pursuant to a Current Report on Form 8-K

4.1	Amended Articles of Incorporation of Ohio Valley Banc Corp. (reflecting amendments through April 7, 1999) [for SEC reporting compliance only — not filed with the Ohio Secretary of State]	Incorporated by reference to Exhibit 3(a) to registrant’s Annual Report on Form 10-K for fiscal year ended December 31, 2007 (SEC File No. 0-20914)

4.2	Code of Regulations of Ohio Valley Banc Corp.	Incorporated by reference to Exhibit 3(b) to registrant’s Current Report on Form 8-K filed November 6, 1992 (SEC File No. 0-20914)

4.3	Agreement to furnish instruments defining rights of holders of long-term debt	Filed herewith

4.4	Form of Warrant Agreement (including form of warrant certificate)	To the extent applicable, to be filed by an amendment to this registration statement or incorporated herein by reference pursuant to a Current Report on Form 8-K

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP	Filed herewith

23.1	Consent of Crowe Horwath LLP	Filed herewith

23.2	Consent of Vorys, Sater, Seymour and Pease LLP	Included in Exhibit 5.1

24.1	Powers of Attorney	Filed herewith